UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2025

IPALCO ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Indiana	35-1575582
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

One Monument Circle
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code:	(317)-261-8261

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 13, 2025, Indianapolis Power & Light Company, a subsidiary of IPALCO Enterprises, Inc. and The AES Corporation and which does business as AES Indiana, completed its previously announced sale of $350 million aggregate principal amount of 5.050% First Mortgage Bonds due 2035 (the “Bonds”), pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Bonds were issued pursuant to the Mortgage and Deed of Trust dated as of May 1, 1940 between AES Indiana and The Bank of New York Mellon Trust Company, N.A., as successor in interest to the American National Bank and Trust Company of Chicago, as trustee (the “Trustee”), as heretofore amended and supplemented, and as further amended and supplemented by the Seventy-Third Supplemental Indenture dated as of August 1, 2025 (the “Supplemental Indenture”) between AES Indiana and the Trustee.

The Bonds are secured by the lien of the mortgage which constitutes a valid, direct first mortgage lien upon AES Indiana’s interest in substantially all the property now owned by it and specifically described in the mortgage as subject to the lien of the mortgage which has not been released by the Trustee or otherwise retired pursuant to the terms of the mortgage, subject to certain exceptions.

Payments of interest on the Bonds are payable on February 15 and August 15 of each year, commencing February 15, 2026. Principal on the Bonds is payable on the maturity date, which is August 15, 2035.

AES Indiana intends to use the net proceeds from the Bonds to repay amounts outstanding under its $400 million term loan agreement and revolving credit agreement. Any remaining net proceeds will be used for general corporate purposes.

The foregoing descriptions of the Bonds and the Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the Supplemental Indenture, which is filed as Exhibit 4.1 hereto, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in response to Item 1.01 with respect to the Bonds and the Supplemental Indenture is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	Seventy-Third Supplemental Indenture between AES Indiana and The Bank of New York Mellon Trust Company, N.A., as Trustee, dated August 1, 2025, relating to the 5.050% First Mortgage Bonds due 2035 (including the form of Bond attached as an exhibit thereto)

Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPALCO Enterprises, Inc.

Date: August 13, 2025	By:	/s/ Brian Hylander
	Name:	Brian Hylander
	Title:	Vice President, General Counsel and Secretary